Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory
Contracts

Amended Annex A dated June 12, 2014 to the Management Agreement dated
April 30, 1997 between the Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 424 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 24, 2014 (Accession No. 0001193125-14-279008).